                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  June 5, 1998



                              APPLIED POWER INC.
                              -----------------
            (Exact name of Registrant as specified in its charter)


         WISCONSIN                1-11288                   39-0168610
         ---------                -------                   ----------
 (State of incorporation)   (Commission File No.)   (I.R.S. Employer Id. No.)


                        13000 WEST SILVER SPRING DRIVE
                           BUTLER, WISCONSIN  53007
         MAILING ADDRESS:  P. O. BOX 325, MILWAUKEE, WISCONSIN  53201
         ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (414) 781-6600
                                --------------
             (Registrant's telephone number, including area code)

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

ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------

     ACQUISITION OF VERO

     On April 23, 1998, Applied Power Inc. ("Applied Power") announced that it had reached agreement with the Board of Directors of VERO Group plc ("VERO") on the terms of a recommended cash offer (with a guaranteed loan note alternative) to be made by Applied Power Limited, a United Kingdom subsidiary of Applied Power (the "Purchaser"), to acquire the entire issued share capital of VERO. VERO stock is publicly traded on the London Stock Exchange. Pursuant to the tender offer, which would be made by Schroders, an investment banking firm, on behalf of the Purchaser would pay 157 pence in cash for each of VERO's approximately 60 million issued shares. On May 5, 1998, Pentair, Inc. ("Pentair") announced the terms of a competing cash offer (with a guaranteed loan note alternative), to be made through a wholly owned subsidiary, to acquire the entire issued share capital of VERO at a price of 170 pence per VERO share.

     On May 12, 1998, Applied Power announced that the Purchaser would increase the amount of its tender offer to 192 pence for each VERO share (the "Offer"). Pentair subsequently withdrew its offer. On May 15, 1998, the Purchaser's offering documents were sent to the VERO shareholders.

     On June 5, 1998, the initial tender period expired, and Applied Power announced that the Purchaser had accepted for payment all the VERO shares which had been tendered pursuant to the Offer at a price of 192 pence per share, net to the seller in cash. The Offer price values VERO's entire issued share capital at approximately (Pounds)115.5 million, or approximately $193 million. The tendered shares accepted for payment on June 5, 1998 totaled over 72% of the outstanding VERO shares. The Purchaser had previously acquired approximately 10% of VERO's shares, so that after accepting the shares tendered, the Purchaser owned or had accepted over 82% of VERO's shares. The shares accepted were paid for on June 19, 1998.

     The Offer remained open. On June 19, 1998, the Purchaser announced that the additional shares tendered brought the total of the shares it owned or had accepted for payment to over 90% of VERO's issued share capital. The Purchaser also announced that it would invoke Section 429 of the U.K. Companies Act of 1985, as amended, to acquire the remaining outstanding shares of VERO stock, so that after the required procedures are completed, the Purchaser will own all of the issued share capital of VERO.

     VERO is a United Kingdom company that manufactures electronic enclosures, racks, backplanes and power supplies. The acquisition of VERO will broaden Applied Power's electronic enclosures capabilities in Europe, and VERO's backplanes and power supplies products will strengthen Applied Power's overall product offerings. In calendar year 1997, VERO earned (Pounds)10.3 million of operating profit (approximately $17 million) on sales of (Pounds)101.2 million (approximately $170 million). Of those 1997 sales, 19% were outside Europe.

     VERO's Annual Report for the year ended December 31, 1997 described VERO's business as follows:

     VERO is a leading international supplier of three inter-related product lines-racks, subracks and enclosures, which house electronic equipment both indoors and outdoors; plug-in power supplies, which convert AC or DC voltages to that required by electronic equipment; and multi-layer circuit board backplanes, which interconnect a number of sophisticated electronic units within a single subrack or enclosure.

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

     Applied Power is undertaking a thorough review of VERO's operations and studying the manner in which its operations can best be optimized within Applied Power, and intends to take such actions as a result of this review as may be deemed appropriate under the circumstances. Applied Power currently intends to continue the primary business operations of VERO, and to continue to use the physical assets of VERO's primary business operations for that purpose, while integrating such operations with its own.

     FINANCING OF THE OFFER

     The total amount of funds required if all of the VERO shares are acquired is currently estimated to be approximately $195 million, including related fees and expenses. The Purchaser obtained all of the funds it expended from Applied Power. To provide the necessary funds, Applied Power and Enerpac B.V., a Netherlands subsidiary of Applied Power, as Borrowers, entered into a Multicurrency Credit Agreement, dated as of June 18, 1998 (the "Credit Agreement") with Bank of America National Trust and Savings Association as Administrative Agent, The First National Bank of Chicago, as Syndication Agent, Societe Generale, as Documentation Agent, and various financial institutions from time to time party thereto as Lenders, providing for a $700 million 5-year revolving credit facility (the "Facility"). The Credit Agreement was arranged by BancAmerica Robertson Stephens.

     In conjunction with the closing of the Facility, Applied Power terminated its prior $350 million 5-year revolving credit facility (the "Prior Facility"), and used certain funds received under the Facility to repay borrowings under the Prior Facility. The Facility is to be used to finance the remaining expenses of the Offer, provide for working capital, capital expenditures, and for other general corporate purposes.

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

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

 (a) Financial Statements of Businesses Acquired:

     The following financial statements of VERO prepared in accordance with generally accepted accounting principles in the United Kingdom are included herein from pages 17 through 35 of VERO's 1997 Annual Report which is filed herewith as Exhibit 99.1. These financial statements are not the statutory accounts of VERO. The statutory accounts for the years ended December 31, 1997 and 1996 have been delivered to the Registrar of Companies for England and Wales and the auditors' reports thereon were unqualified:

          Report of Independent Auditors

          Consolidated Profit and Loss Account for the years ended December 31, 1997 and 1996

          Consolidated Balance Sheet as of December 31, 1997 and 1996

          Consolidated Cash Flow Statement for the years ended December 31, 1997 and 1996

          Consolidated Statement of Total Recognized Gains and Losses for the years ended December 31, 1997 and 1996

          Reconciliation of Movements in Consolidated Shareholders' Fund for the years ended December 31, 1997 and 1996

          Company Balance Sheet as of December 31, 1997 and 1996

          Accounting Policies

          Notes to the Accounts

 (b) Pro Forma Financial Information:

     The following unaudited pro forma condensed consolidated financial statements of Applied Power Inc. and subsidiaries, reflecting the acquisition of VERO, are filed herewith:

          Introduction to Pro Forma Condensed Consolidated Financial Statements of Applied Power Inc. and VERO Group plc.

          Applied Power Inc. and VERO Group plc Pro Forma Condensed Consolidated Balance Sheet as of February 28, 1998 and the related Pro Forma Condensed Consolidated Statement of Earnings for the six months then ended (unaudited)

          Pro Forma Condensed Consolidated Statement of Earnings for the year ended August 31, 1997. (unaudited)

          Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

 (c) Exhibits:

     See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.

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

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            APPLIED POWER INC.



Date: June 22, 1998                         By: /s/Robert C. Arzbaecher
                                                -----------------------
                                                Robert C. Arzbaecher,
                                                Vice President and
                                                Chief Financial Officer


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

                              APPLIED POWER INC.

                                 EXHIBIT INDEX
                                      TO
                            FORM 8-K CURRENT REPORT
                         Date of Report:  June 5, 1998

Exhibit                                                          Filed
Number              Description                                Herewith
------              -----------                                --------
4.1                 Multicurrency Credit Agreement                   X
                    dated as of June 18, 1998, among
                    Applied Power Inc. and Enerpac
                    B.V., as Borrowers, various financial
                    institutions from time to time party
                    thereto, as Lenders, The First National
                    Bank of Chicago, as Syndication
                    Agent, Societe Generale, as Documentation
                    Agent, and Bank of Americ National
                    Trust and Savings Association, as
                    Administrative Agent, arranged by
                    BancAmerica Robertson Stephens

23                  Consent of Ernst & Young                         X


99.1                Consolidated balance sheet of VERO               X
                    Group plc and subsidiaries as of
                    December 31, 1997 and 1996 and related
                    consolidated profit and loss account and
                    cash flow for each of the two years in the
                    period ended December 31, 1997, and the
                    notes thereto and auditors' report thereon,
                    included herein in Item 7(a) of this report


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